Filed pursuant to Rule 424(b)(7)
Registration No. 333-159345
Prospectus Supplement
(to Prospectus dated September 30, 2009)
136,736 Shares

Class A Common Stock

     All of the shares of our Class A common stock in this offering are being sold by the selling stockholders identified in this prospectus supplement. The selling stockholders may sell the shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of our Class A common stock covered by this prospectus supplement may be sold at fixed prices, at prevailing market prices at the time of sale, at varying prices at the time of sale or at negotiated prices. See “Plan of Distribution.” We will not receive any of the proceeds, but we will incur expenses in connection with, this offering.
     Our Class A common stock is listed on the New York Stock Exchange under the symbol “HF.” The last reported sale price of our Class A common stock on December 30, 2009 was $6.03 per share.
     Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospects.
     Neither the Securities and Exchange Commission nor any state or other regulatory body approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is December 31, 2009

Prospectus Supplement
     Neither we nor the selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only our shares of Class A common stock covered by this prospectus supplement, and only under circumstances and in jurisdictions where it is lawful to do so. The selling stockholders may also choose not to sell any of their shares of our Class A common stock. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate only as of its date, regardless of the time and delivery of this prospectus supplement or the accompanying prospectus or of any sale of the shares of our Class A common stock.
     You should read carefully the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby. The second part is the accompanying prospectus, which gives more general information. Generally, unless we specify otherwise, when we refer only to the “prospectus,” we are referring to both parts combined.

     If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of our Class A common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our Class A common stock. The information incorporated by reference is considered to be part of the prospectus, and information that we file later with the Securities and Exchange Commission, or the Commission, will automatically update and supersede this information.

SPECIAL NOTE REGARDING THE ISSUER
     In connection with our initial public offering of our Class A common stock in February 2007, we effected a reorganization of our business, which had previously been conducted through HFF Holdings LLC (“HFF Holdings”) and certain of its wholly owned subsidiaries, including Holliday Fenoglio Fowler, L.P. and HFF Securities L.P. (together, the “Operating Partnerships”) and Holliday GP Corp. (“Holliday GP”). In the reorganization, HFF, Inc., a newly-formed Delaware corporation, purchased from HFF Holdings all of the shares of Holliday GP, which is the sole general partner of each of the Operating Partnerships, and approximately 45% of the partnership units in each of the Operating Partnerships (including partnership units in the Operating Partnerships held by Holliday GP) in exchange for the net proceeds from the initial public offering and one share of Class B common stock of HFF, Inc. Following this reorganization and as of the closing of the initial public offering on February 5, 2007, HFF, Inc. is a holding company holding partnership units in the Operating Partnerships and all of the outstanding shares of Holliday GP. HFF Holdings and HFF, Inc., through their wholly-owned subsidiaries, are the only limited partners of the Operating Partnerships. We refer to these transactions collectively in this prospectus supplement as the “Reorganization Transactions.” Unless we state otherwise, the information in this prospectus supplement gives effect to these Reorganization Transactions.
     Unless the context otherwise requires, references to (1) “HFF Holdings” refer solely to HFF Holdings LLC, a Delaware limited liability company that was previously the holding company for our consolidated subsidiaries, and not to any of its subsidiaries, (2) “HFF LP” refer to Holliday Fenoglio Fowler, L.P., a Texas limited partnership, (3) “HFF Securities” refer to HFF Securities L.P., a Delaware limited partnership and registered broker-dealer, (4) “Holliday GP” refer to Holliday GP Corp., a Delaware corporation and the general partner of HFF LP and HFF Securities, (5) “HoldCo LLC” refer to HFF Partnership Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of HFF, Inc., and (6) “Holdings Sub” refer to HFF LP Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of HFF Holdings. Our business operations are conducted by HFF LP and HFF Securities, which are sometimes referred to in this prospectus supplement as the “Operating Partnerships.” Also, except where specifically noted, references in this prospectus supplement to “the Company,” “we” or “us” mean HFF, Inc., a Delaware corporation, and its consolidated subsidiaries after giving effect to the Reorganization Transactions.
     References to the “initial public offering” refer to our initial public offering in February 2007 of 16,445,000 shares of our Class A common stock, including shares issued to the underwriters of the initial public offering pursuant to their election to exercise in full their overallotment option.

HFF, INC.
     We are one of the leading providers of commercial real estate and capital markets services to the U.S. commercial real estate industry based on transaction volume and are one of the largest full-service commercial real estate financial intermediaries in the country. As of September 30, 2009, we operated out of 17 offices nationwide with approximately 167 transaction professionals and 223 support associates. In 2008, we advised on approximately $19.2 billion of completed commercial real estate transactions, a 56.0% decrease compared to the approximately $43.5 billion of completed transactions we advised on in 2007.
     Our fully-integrated national capital markets platform, coupled with our knowledge of the commercial real estate markets, allows us to effectively act as a “one-stop shop” for our clients, providing a broad array of capital markets services including:
•	Debt placement;

•	Investment sales;

•	Structured finance;

•	Private equity, investment banking and advisory services;

•	Loan sales; and

•	Commercial loan servicing.

     HFF, Inc. is a Delaware corporation with its principal executive offices located at 301 Grant Street, One Oxford Centre, Suite 600, Pittsburgh, Pennsylvania, 15219, telephone number (412) 281-8714.

THE OFFERING

Class A common stock offered by the selling stockholders	136,736 shares

Common stock to be outstanding after the offering:

Class A common stock	17,183,232 shares (or 36,893,830 shares if HFF Holdings exchanges all of its partnership units it holds in the Operating Partnerships after the consummation of this offering for newly issued shares of Class A common stock)

Class B common stock	1 share

Use of Proceeds	We will not receive any net proceeds from the sales of Class A common stock offered by the selling stockholders in this offering. See “Use of Proceeds.”

Risk Factors	For a discussion of factors you should consider before buying shares of our Class A common stock, see “Risk Factors” in the accompanying prospectus, and the other risk factors incorporated by reference in the prospectus.

New York Stock Exchange symbol	HF

     Class A common stock outstanding and other information based thereon in this prospectus supplement is calculated based upon 17,046,496 shares of our Class A common stock outstanding on December 24, 2009 and does not reflect 218,724 shares of our Class A common stock issuable under existing grants or 3,107,401 additional shares of our Class A common stock available for future grant under the HFF, Inc. 2006 Omnibus Incentive Compensation Plan at December 24, 2009. For a further description of our Class A common stock, see “Description of Capital Stock” in the accompanying prospectus.

RISK FACTORS
     The purchase of our Class A common stock involves a high degree of risk. You should consider carefully each of the risks described below and incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our Class A common stock. In addition, there may be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us, that later prove to be material. These risks may adversely affect our business, financial condition and operating results. As a result, the trading price of our Class A common stock could decline and you could lose some or all of your investment.
Risks Related to this Offering
Our share price may decline due to the large number of shares eligible for future sale and for exchange.
     The market price of our Class A common stock could decline as a result of sales of a large number of shares of Class A common stock in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
     After giving effect to this offering, HFF Holdings owns 19,710,598 partnership units in each of the Operating Partnerships. Our amended and restated certificate of incorporation will allow the exchange of partnership units in the Operating Partnerships (other than those held by us) for shares of our Class A common stock on the basis of two partnership units (one in each Operating Partnership) for one share of Class A common stock, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Pursuant to contractual provisions and subject to certain exceptions, HFF Holdings was restricted from exchanging partnership units for Class A common stock until January 2009. After that time, HFF Holdings received the right to exchange 25% of its 20,355,000 partnership units held at the time of our initial public offering in January 2007, with an additional 25% becoming available for exchange each year thereafter. However, these contractual provisions may be waived, amended or terminated by the members of HFF Holdings following consultation with our Board of Directors. After giving effect to this offering, HFF Holdings has exchanged 644,402 partnership units in each of the Operating Partnerships, or approximately 3.2% of the partnership units held by it at the time of our initial public offering in January 2007, for shares of our Class A common stock.
Control by HFF Holdings of the voting power in HFF, Inc. may give rise to conflicts of interests and may prevent new investors from influencing significant corporate decisions.
Our certificate of incorporation provides that the holders of our Class B common stock (other than HFF, Inc. or any of its subsidiaries) will be entitled to a number of votes that is equal to the total number of shares of Class A common stock for which the partnership units that HFF Holdings holds in the Operating Partnerships are exchangeable.
Accordingly, after giving effect to this offering, HFF Holdings will have approximately 53.4% of the voting power in HFF, Inc. As a result, because HFF Holdings will have a majority of the voting power in HFF, Inc. and our certificate of incorporation will not provide for cumulative voting, HFF Holdings will have the ability to elect all of the members of our board of directors and thereby to control our management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of common stock or other securities, and the declaration and payment of dividends. In addition, HFF Holdings will be able to determine the outcome of all matters requiring stockholder approval and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our company. We cannot assure you that the interests of HFF Holdings and its members will not conflict with your interests.
The concentration of ownership could deprive our Class A stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might ultimately affect the market price of our Class A common stock. As a result of the control exercised by HFF Holdings over us, we cannot assure you that we would not have received more favorable terms from an unaffiliated party in our agreements with HFF Holdings.

In addition, the HFF LP and HFF Securities Profit Participation Bonus Plans may only be amended or terminated with the written approval of all of the limited partners and general partners of each Operating Partnership. Accordingly, so long as HFF Holdings continues to hold any partnership units in the Operating Partnerships, the consent of HFF Holdings will required to amend or terminate these plans. This could prevent our board of directors or management from amending or terminating these plans.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the caption “Risk Factors”. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS
     We will not receive any proceeds from any sales of shares of our Class A common stock by any selling stockholder named in this prospectus supplement. We have agreed to pay the expenses of the selling stockholders in this offering.
SELLING STOCKHOLDERS
     The selling stockholders listed below are holders of limited liability company units in HFF Holdings. Each selling stockholder is a current or former transaction professional of the Company. The selling stockholders are offering an aggregate of 136,736 shares of our Class A common stock pursuant to this prospectus supplement. The selling stockholders may also choose not to sell any of their shares of our Class A common stock.
     The selling stockholders listed below are offering an aggregate 136,736 shares of our Class A common stock issuable upon the exchange of an aggregate of two partnership units, one in each of the Operating Partnerships, for a share of Class A common stock, and subsequent redemption of one limited liability company unit in HFF Holdings for such share of Class A common stock (the “Exchange Right”). All such exercises of the Exchange Right will occur prior to the consummation of this offering. See “Incorporation by Reference” and “Where You Can Find More Information.”
     The shares being offered by our current or former transaction professionals upon the exchange of an aggregate of 136,736 partnership units in each of the Operating Partnerships represent approximately 0.7% of the partnership units in each Operating Partnership held by HFF Holdings as of December 24, 2009. The shares being offered by our current or former transaction professionals will have been issued pursuant to, and in accordance with the exchange schedule in, agreements that were entered into in connection with the initial public offering of our Class A common stock in January 2007.
     The following table sets forth as of the date of this prospectus supplement certain information regarding the beneficial ownership of our Class A common stock by the selling stockholders:
     • the number of shares beneficially owned immediately prior to the consummation of this offering,
     • the number of shares being offered in this offering, and
     • the adjusted number of shares beneficially owned, reflecting the sale of all the shares being offered in this offering.
     To our knowledge, the persons named in the table below have beneficial ownership of the Class A common stock and, through their ownership of limited liability company units in HFF Holdings, units in each Operating Partnership held by them. The table below assumes the full exercise of the Exchange Right and the exchange of all units in each Operating Partnership held by HFF Holdings, including those proposed to be exchanged in connection with this offering, into shares of our Class A common stock. The table below also assumes the sale of all of the shares being offered in this offering. The address for each selling stockholder is: c/o HFF, Inc., One Oxford Centre, 301 Grant Street, Suite 600, Pittsburgh, Pennsylvania 15219.

	Prior to this Offering		Sold in this Offering		After this Offering
	Shares of	Percentage of	Shares of	Percentage	Shares of	Percentage
	Class A	Class A	Class A	of Class A	Class A	of Class A
	Common	Common	Common	Common	Common	Common
Selling Stockholders	Stock	Stock(1)	Stock	Stock(1)	Stock	Stock(1)
Current and Former Transaction Professionals:
Todd S. Stressenger	364,629	*%	91,157	*	273,472	*%
J. Daniel Carlo	182,315	*%	45,579	*	136,736	*%

*	Less than 1% beneficially owned.

(1)	Calculated based upon 17,046,496 shares of our Class A common stock outstanding on December 24, 2009 and assumes full exercise of the Exchange Right and the exchange of 19,847,334 units in each Operating Partnership held by HFF Holdings on December 24, 2009, including those proposed to be exchanged in connection with this offering, into shares of our Class A common stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     For a discussion of certain relationships and related transactions, including the Reorganization Transactions, our relationship with HFF Holdings, the Tax Receivable Agreement, and certain relationships with our directors, executive officers and employees, see “Certain Relationships and Related Transactions” in our proxy statement on Schedule 14A. See “Incorporation by Reference” and “Where You Can Find More Information.”

PLAN OF DISTRIBUTION
As of the date of this prospectus supplement, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders may also choose not to sell any of their shares of our Class A common stock. Distributions of the shares of our Class A common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such selling stockholders or other persons, or through underwriters, dealers or agents or on any exchange on which the shares of our Class A common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The methods by which the shares of our Class A common stock may be sold include:
•	on the New York Stock Exchange;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to the prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of our Class A common stock at a stipulated price per share;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of our Class A common stock in open market, off market or private transactions in reliance upon Rule 144 under the Securities Act, if available, or Section 4(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that a selling stockholder meets the criteria and conforms to the requirements of those provisions.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under the prospectus after we have filed an additional prospectus supplement to the prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus.
The selling stockholders also may transfer the shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and may sell the shares of our Class A common stock from time to time under this prospectus supplement after we have filed a supplement to the prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement.
The selling stockholders may sell the shares of our Class A common stock being offered hereby to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of our Class A common stock for whom they may act as agent. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our Class A common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
Any underwriters, broker-dealers or agents who participate in the distribution of the shares of our Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act.
The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of our Class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of our Class A common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares of our Class A common stock, if required by applicable law, we will file a supplement to the prospectus.
We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our Class A common stock and activities of the selling stockholders.

LEGAL MATTERS
     The validity of the Class A common stock have been passed upon for us by Dechert LLP, Philadelphia, Pennsylvania.
EXPERTS
     The consolidated financial statements of HFF, Inc. appearing in HFF, Inc.’s Current Report (Form 8-K) dated May 19, 2009 and the effectiveness of HFF, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act, and we therefore file periodic reports, proxy statements and other information with the Commission relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov.
INCORPORATION BY REFERENCE
     The Commission’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is deemed to be part of this prospectus supplement from the date we file that document. Any reports filed by us with the Commission after the date of this prospectus supplement and before the date that the offerings of the shares of common stock by means of this prospectus supplement are terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
     We incorporate by reference into this prospectus supplement the following documents or information filed with the Commission:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 13, 2009 (File 001-33280) (excluding the audited financial statements which are included pursuant to Item 8. thereof, which audited financial statements have been restated and which restated audited financial statements are incorporated by reference into this prospectus supplement);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009 (File No. 001-33280);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009 (File No. 001-33280);

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 6, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated March 9, 2009, filed on March 10, 2009 (File No. 001-33280) (excluding the information furnished in Items 2.01 and 9.01 thereto (including Exhibit 99.1 thereto), which is expressly not to be deemed incorporated by reference into this prospectus supplement);

•	Current Report on Form 8-K, dated April 3, 2009, filed on April 3, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated April 27, 2009, filed on April 30, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated May 19, 2009, filed on May 19, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated June 1, 2009, filed on June 3, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated October 27, 2009, filed on October 30, 2009 (File No. 001-33280);

•	Proxy Statement on Schedule 14A, filed on April 30, 2009 (File No. 001-33280);

•	the description of our Class A common stock contained in the Registration Statement on Form 8-A, dated January 26, 2007, filed with the Commission under Section 12(b) of the Exchange Act; and

•	all documents filed by HFF, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from HFF, Inc., One Oxford Centre, 301 Grant Street, Suite 600, Pittsburgh, Pennsylvania 15219. You also may contact us at (412) 281-8714 or visit our website at http://www.hfflp.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the shares offered hereby.

Prospectus
20,355,000 Shares
Class A Common Stock

     Up to an aggregate of 20,355,000 shares of our Class A common stock may be offered and sold from time to time by the selling stockholders to be named in a prospectus supplement. Any selling stockholder may offer the shares of our Class A common stock independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. See “Plan of Distribution.” Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from, but we will incur expenses in connection with, any such offerings.
     When the selling stockholders offer shares of our Class A common stock, we will provide you with a prospectus supplement describing the specific terms of the shares of our Class A common stock being offered thereby. You should carefully read this prospectus and the prospectus supplement relating to the specific offering of shares of our Class A common stock, together with the documents we incorporate by reference, before you decide to invest in any shares of our Class A common stock.
     This prospectus may not be used to offer or sell any shares of our Class A common stock unless accompanied by a prospectus supplement.
     Our Class A common stock is listed on the New York Stock Exchange under the symbol “HF.” The last reported sale price of the Class A common stock on September 3, 2009 was $5.97 per share.
     Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page 2.
     Neither the Securities and Exchange Commission nor any state or other regulatory body approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2009

     Neither we nor the selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only our shares of Class A common stock covered by this prospectus or any applicable prospectus supplement, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time and delivery of this prospectus or any prospectus supplement or of any sale of the shares.
     You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

SPECIAL NOTE REGARDING THE ISSUER
     In connection with our initial public offering of our Class A common stock in February 2007, we effected a reorganization of our business, which had previously been conducted through HFF Holdings LLC (“HFF Holdings”) and certain of its wholly owned subsidiaries, including Holliday Fenoglio Fowler, L.P. and HFF Securities L.P. (together, the “Operating Partnerships”) and Holliday GP Corp. (“Holliday GP”). In the reorganization, HFF, Inc., a newly-formed Delaware corporation, purchased from HFF Holdings all of the shares of Holliday GP, which is the sole general partner of each of the Operating Partnerships, and approximately 45% of the partnership units in each of the Operating Partnerships (including partnership units in the Operating Partnerships held by Holliday GP) in exchange for the net proceeds from the initial public offering and one share of Class B common stock of HFF, Inc. Following this reorganization and as of the closing of the initial public offering on February 5, 2007, HFF, Inc. is a holding company holding partnership units in the Operating Partnerships and all of the outstanding shares of Holliday GP. HFF Holdings and HFF, Inc., through their wholly-owned subsidiaries, are the only limited partners of the Operating Partnerships. We refer to these transactions collectively in this prospectus as the “Reorganization Transactions.” Unless we state otherwise, the information in this prospectus gives effect to these Reorganization Transactions.
     Unless the context otherwise requires, references to (1) “HFF Holdings” refer solely to HFF Holdings LLC, a Delaware limited liability company that was previously the holding company for our consolidated subsidiaries, and not to any of its subsidiaries, (2) “HFF LP” refer to Holliday Fenoglio Fowler, L.P., a Texas limited partnership, (3) “HFF Securities” refer to HFF Securities L.P., a Delaware limited partnership and registered broker-dealer, (4) “Holliday GP” refer to Holliday GP Corp., a Delaware corporation and the general partner of HFF LP and HFF Securities, (5) “HoldCo LLC” refer to HFF Partnership Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of HFF, Inc., and (6) “Holdings Sub” refer to HFF LP Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of HFF Holdings. Our business operations are conducted by

i

HFF LP and HFF Securities, which are sometimes referred to in this prospectus as the “Operating Partnerships.” Also, except where specifically noted, references in this prospectus to “the Company,” “we” or “us” mean HFF, Inc., a Delaware corporation, and its consolidated subsidiaries after giving effect to the Reorganization Transactions.
     References to the “initial public offering” refer to our initial public offering in February 2007 of 16,445,000 shares of our Class A common stock, including shares issued to the underwriters of the initial public offering pursuant to their election to exercise in full their overallotment option.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under the shelf registration process, the selling stockholders may offer from time to time up to an aggregate of 20,355,000 shares of Class A common stock. In connection with any offer or sale of shares of our Class A common stock by the selling stockholders under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

ii

HFF, INC.
          We are one of the leading providers of commercial real estate and capital markets services to the U.S. commercial real estate industry based on transaction volume and are one of the largest full-service commercial real estate financial intermediaries in the country. As of August 31, 2009, we operate out of 17 offices nationwide with approximately 167 transaction professionals and 224 support associates. In 2008, we advised on approximately $19.2 billion of completed commercial real estate transactions, a 56.0% decrease compared to the approximately $43.5 billion of completed transactions we advised on in 2007.
          Our fully-integrated national capital markets platform, coupled with our knowledge of the commercial real estate markets, allows us to effectively act as a “one-stop shop” for our clients, providing a broad array of capital markets services including:
•	Debt placement;

•	Investment sales;

•	Structured finance;

•	Private equity, investment banking and advisory services;

•	Loan sales; and

•	Commercial loan servicing.

          HFF, Inc. is a Delaware corporation with its principal executive offices located at 301 Grant Street, One Oxford Centre, Suite 600, Pittsburgh, Pennsylvania, 15219, telephone number (412) 281-8714.

RISK FACTORS
          The purchase of our Class A common stock involves a high degree of risk. You should consider carefully each of the risks described below and all of the other information included or incorporated by reference in this prospectus and any prospectus supplement before making a decision to invest in our Class A common stock. In addition, there may be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us, that later prove to be material. These risks may adversely affect our business, financial condition and operating results. As a result, the trading price of our Class A common stock could decline and you could lose some or all of your investment.
Summary of Risks Related to Our Business
•	General economic conditions and commercial real estate market conditions, both globally and domestically, have had and may in the future have a negative impact on our business.

•	Our business has been, is currently being, and may continue to be, adversely affected by recent restrictions in the availability of debt and/or equity capital as well as the lack of adequate credit and the risk of continued deterioration of the debt and/or credit markets and commercial real estate markets.

•	If we are unable to retain and attract qualified and experienced transaction professionals and associates, our growth may be limited and our business and operating results could suffer.

•	The deteriorating business of certain of our clients could adversely affect our results of operation and financial condition.

•	Additional indebtedness or an inability to draw on our existing revolving credit facility or otherwise obtain indebtedness may make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

•	The current global credit and financial crisis could affect the ability or willingness of the financial institutions with whom we currently do business to provide funding under our current financing arrangements.

•	Our business could be hurt if we are unable to retain our business philosophy and partnership culture as a result of becoming a public company, and efforts to retain our philosophy and culture could adversely affect our ability to maintain and grow our business.

•	We have numerous significant competitors and potential future competitors, some of which may have greater resources than we do, and we may not be able to continue to compete effectively.

•	In the event that we experience significant growth in the future, such growth may be difficult to sustain and may place significant demands on our administrative, operational and financial resources.

•	If we acquire companies or significant groups of personnel in the future, we may experience high transaction and integration costs, the integration process may be disruptive to our business and the acquired businesses and/or personnel may not perform as we expect.

•	A failure to appropriately deal with actual or perceived conflicts of interest could adversely affect our businesses.

•	A majority of our revenue is derived from capital markets services transaction fees, which are not long-term contracted sources of revenue, are subject to external economic conditions and intense competition, and declines in those engagements could have a material adverse effect on our financial condition and results of operations.

•	Significant fluctuations in our revenues and net income may make it difficult for us to achieve steady earnings growth on a quarterly or an annual basis, which may make the comparison between periods difficult and may cause the price of our Class A common stock to decline.

•	Our results of operation vary significantly among quarters during each calendar year, which makes comparisons of our quarterly results difficult.

•	Our existing goodwill and other intangible assets could become impaired, which may require us to take significant non-cash charges.

•	Our existing deferred tax assets may not be realizable, which may require us to take significant non-cash charges.

•	Employee misconduct, which is difficult to detect and deter, could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

•	Compliance failures and changes in regulation could result in an increase in our compliance costs or subject us to sanctions or litigation.

•	We could be adversely affected if the Terrorism Risk Insurance Act of 2002 is not renewed beyond 2014, or is adversely amended, or if insurance for other natural or manmade disasters is interrupted or constrained.
Summary of Risks Related to Our Organizational Structure
•	Our only material asset is our units in the Operating Partnerships, and we are accordingly dependent upon distributions from the Operating Partnerships to pay our expenses, taxes and dividends (if and when declared by our board of directors).

•	We will be required to pay HFF Holdings for most of the benefits relating to any additional tax depreciation or amortization deductions we may claim as a result of the tax basis step-up we receive, subsequent sales of our common stock and related transactions with HFF Holdings.

•	If HFF, Inc. was deemed an “investment company” under the Investment Company Act of 1940 as a result of its ownership of the Operating Partnerships, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
Summary of Risks Related to Ownership of Our Class A Common Stock
•	Control by HFF Holdings of the voting power in HFF, Inc. may give rise to conflicts of interests and may prevent new investors from influencing significant corporate decisions.

•	Our Class A common stock may cease to be listed on the New York Stock Exchange, which would have an adverse impact on the liquidity and market price of our Class A common stock.

•	If we fail to maintain an effective system of internal controls, we may not be able to accurately report financial results or prevent fraud.

•	If securities analysts do not publish research or reports about our business or if they downgrade our company or our sector, the price of our Class A common stock could decline.

•	Our share price may decline due to the large number of shares eligible for future sale and for exchange.

•	The market price of our Class A common stock may continue to be volatile, which could cause the value of your investment to decline or subject us to litigation.

•	Anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.
          For a more detailed discussion of these risk factors, see the information under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, as such information may be amended or supplemented in subsequently filed Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K.

FORWARD-LOOKING STATEMENTS
          This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the caption “Risk Factors”. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS
          Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of shares of our Class A common stock by any selling stockholder to be named in a prospectus supplement, but we will incur expenses in connection with any such offerings.
SELLING STOCKHOLDERS
          We may register up to 20,355,000 shares of our Class A common stock covered by this prospectus for re-offers and resales by any selling stockholder to be named in a prospectus supplement. The selling stockholders are holders of limited liability company units in HFF Holdings and are entitled to direct HFF Holdings to exchange, at permitted times, two partnership units, one in each of the Operating Partnerships, for a share of Class A common stock, and subsequently redeem one limited liability company unit in HFF Holdings for such share of Class A common stock (the “Exchange Right”). Pursuant to contractual provisions and subject to certain exceptions, holders of limited liability company units in HFF Holdings were restricted from exercising the Exchange Right for two years after the initial public offering. After this two year period, such holders gained the right to exchange 25% of their limited liability company units, with an additional 25% becoming available for exchange each year thereafter. However, these contractual provisions may be waived, amended or terminated by the members of HFF Holdings following consultation with our board of directors. The Exchange Right was granted as a part of the Reorganization Transactions that took place in February 2007 in connection with the initial public offering of our Class A common stock.
          A selling stockholder may resell all, a portion or none of their shares of our Class A common stock at any time and from time to time. We may register those shares of our Class A common stock for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling stockholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. We may pay all expenses incurred with respect to the registration of the shares of our Class A common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which, if any, will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, the amount of shares of our Class A common stock to be registered and sold and any other terms of the shares of our Class A common stock being sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK
          The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to our registration statement on Form S-1 filed with the Commission on December 22, 2006, and by applicable law.
          Our authorized capital stock consists of 175,000,000 shares of Class A common stock, par value $0.01 per share, 1 share of Class B common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
     Class A common stock
          Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
          Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
          Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.
          Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.
          Subject to the transfer restrictions set forth in the Operating Partnerships’ partnership agreements and certain other contractual provisions and exceptions, HFF Holdings may exchange partnership units in the Operating Partnerships (other than those held by us) for shares of our Class A common stock on the basis of two partnership units (one of each Operating Partnership) for one share of Class A common stock, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.
     Class B common stock
          Holders of our Class B common stock (other than HFF, Inc. or any of its subsidiaries) are entitled to a number of votes that is equal to the total number of shares of Class A common stock for which the partnership units that HFF Holdings holds in the Operating Partnerships are exchangeable.
          Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of the certificate of incorporation or as otherwise required by applicable law.
          Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of HFF, Inc.
Preferred Stock
          Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.
          We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the market price of the Class A common stock.
Authorized but Unissued Capital Stock
          Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the Class A common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
          One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Provisions of Delaware Law
          We are subject to Section 203 of the General Corporation Law of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or held 85% of our voting stock at the time of the consummation of the transaction in which such person attained the status of an “interested stockholder” or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, consolidation, stock sale or any sale of more than 10% of our assets involving us and the “interested stockholder,” or any other transaction resulting in a financial benefit to the

“interested stockholder.” In general, an “interested stockholder” is any entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that beneficially owns 15% or more of our outstanding voting stock or any entity or person affiliated with or controlling or controlled by any such entity or person.
          Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their interests.
Anti-Takeover Effects of Provisions of the Amended and Restated Certificate of Incorporation and Bylaws
          Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have anti-takeover effects. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our corporate policies formulated by our board of directors. In addition, these provisions are intended to ensure that our board of directors will have sufficient time to act in what our board of directors believes to be in the best interests of us and our stockholders. These provisions are designed to reduce our vulnerability to an unsolicited proposal for our takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of us. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, these provisions could delay or frustrate the removal of incumbent directors or the assumption of control of us by the holder of a large block of common stock, and could also discourage or make more difficult a merger, tender offer, or proxy contest, even if such event would be favorable to the interest of our stockholders.
          Classified Board of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
          The classified board provision helps to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The classified board provision could have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of us without the approval of our board of directors. In addition, the classified board provision could delay stockholders who do not like the policies of our board of directors from electing a majority of our board of directors for two years. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for our stockholders or a third party to effect a change in our management without the consent of the board of directors.
          Written Consent of Stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent except as specifically provided therein with respect to the Class B common stock. Elimination of actions by written consent of stockholders may lengthen the amount of time required to take stockholder actions because actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. The elimination of actions by written consent of the stockholders may deter hostile takeover attempts. Without the availability of actions by written consent of the stockholders, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws without holding a stockholders meeting. To hold such a meeting, the holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders’ meeting and satisfy the applicable notice provisions set forth in our amended and restated bylaws.
          Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal a corporation’s bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our amended and restated

certificate of incorporation and amended and restated bylaws grant our board the power to alter, amend and repeal our bylaws, or adopt new bylaws, on the affirmative vote of a majority of the directors then in office. Our stockholders may alter, amend or repeal our bylaws, or adopt new bylaws, but only at a regular or special meeting of stockholders by an affirmative vote of not less than 66 2/3% in voting power of all outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class.
          Amendment of Certificate of Incorporation. The provisions of our amended and restated certificate of incorporation that could have anti-takeover effects as described above are subject to amendment, alteration, repeal, or rescission require approval by (i) our board of directors and (ii) the affirmative vote of not less than 66 2/3% in voting power of all outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class, depending on the subject provision. This requirement makes it more difficult for stockholders to make changes to the provisions in our amended and restated certificate of incorporation which could have anti-takeover effects by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending these provisions.
          Special Meetings of Stockholders. Our amended and restated bylaws preclude our stockholders from calling special meetings of stockholders or requiring the board of directors or any officer to call such a meeting or from proposing business at such a meeting. Our amended and restated bylaws provide that only a majority of our board of directors, the chairman of the board or the chief executive officer can call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder cannot force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to the time a majority of the board of directors, the chairman of the board or the chief executive officer believes the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace board members also can be delayed until the next annual meeting.
          Other Limitations on Stockholder Actions. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. This provision may have the effect of precluding the conduct of certain business at a meeting if the proper notice is not provided and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. In addition, the ability of our stockholders to remove directors without cause is precluded.
Transfer Agent and Registrar
          The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.
Listing
          Our Class A common stock is listed on the New York Stock Exchange under the symbol “HF.”

PLAN OF DISTRIBUTION
          Any selling stockholder may sell shares of our Class A common stock covered by this prospectus, in any one or more of the following ways from time to time:
•	through agents,

•	to or through underwriters,

•	through brokers or dealers,

•	directly to purchasers, including through a specific bidding, auction or other process, or

•	through a combination of any of these methods of sale.
          We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.
LEGAL MATTERS
          The validity of the Class A common stock will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania, unless otherwise indicated in the applicable prospectus supplement. If shares of our Class A common stock are being distributed in an underwritten offering, the validity of the shares of our Class A common stock will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
          The consolidated financial statements of HFF, Inc. appearing in HFF, Inc.’s Current Report (Form 8-K) dated May 19, 2009 and the effectiveness of HFF, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the information requirements of the Exchange Act, and we therefore file periodic reports, proxy statements and other information with the Commission relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov.
          This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the public reference facility maintained by the Commission in Washington, D.C. referenced above.
          Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE
          The Commission’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is deemed to be part of this prospectus from the date we file that document. Any reports filed by us with the Commission after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the Commission after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
          We incorporate by reference into this prospectus the following documents or information filed with the Commission:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 13, 2009 (File 001-33280) (excluding the audited financial statements which are included pursuant to Item 8. thereof, which audited financial statements have been restated and which restated audited financial statements are incorporated by reference into this prospectus);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009 (File No. 001-33280);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated March 9, 2009, filed on March 10, 2009 (File No. 001-33280) (excluding the information furnished in Items 2.01 and 9.01 thereto (including Exhibit 99.1 thereto), which is expressly not to be deemed incorporated by reference into this prospectus);

•	Current Report on Form 8-K, dated April 3, 2009, filed on April 3, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated April 27, 2009, filed on April 30, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated May 19, 2009, filed on May 19, 2009 (File No. 001-33280);

•	Current Report on Form 8-K, dated June 1, 2009, filed on June 3, 2009 (File No. 001-33280);

•	Proxy Statement on Schedule 14A, filed on April 30, 2009 (File No. 001-33280);

•	the description of our Class A common stock contained in the Registration Statement on Form 8-A, dated January 26, 2007, filed with the Commission under Section 12(b) of the Exchange Act; and

•	all documents filed by HFF, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.
          We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from HFF, Inc., One Oxford Centre, 301 Grant Street, Suite 600, Pittsburgh, Pennsylvania 15219. You also may contact us at (412) 281-8714 or visit our website at http://www.hfflp.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase the shares offered hereby.

OUR MISSION AND VISION STATEMENT
          Our goal is to always put the client’s interest ahead of the Firm and every individual within the Firm.
          We will endeavor to strategically grow to achieve our objective of becoming the best and most dominant “one-stop” commercial real estate and capital markets intermediary offering the following:
•	Investment Banking and Advisory Services;

•	Investment Sales Services;

•	Loan Sales and Distressed Asset Sales;

•	Entity and Project Level Equity Services and Placements as well as all forms of Structured Finance Solutions;

•	All forms of Debt Solutions and Services; and

•	Commercial Loan Servicing (Primary and Sub-servicing).
          Our goal is to hire and retain associates who have the highest ethical standards and the best reputations in the industry to preserve our culture of integrity, trust and respect and to promote and encourage teamwork to ensure our clients have the “best team on the field” for each transaction. Simply stated, without the best people, we cannot be the best Firm.
          To ensure we achieve our goals and aspirations and provide outstanding results for our shareholders, we must maintain a flexible compensation and ownership package to appropriately recognize and reward our existing and future associates who profoundly contribute to our success through their value-added performance. The ability to reward extraordinary performance is essential in providing superior results for our clients while appropriately aligning our interests with our shareholders.